UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 15, 2008

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

397 EAGLEVIEW BOULEVARD, EXTON, PENNSYLVANIA	19341
(Address of Principal Executive Offices)	(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Agreement.

Merger Agreement

ViroPharma Incorporated (the “Company”) entered into an Agreement and Plan of Merger, dated July 15, 2008 (the “Merger Agreement”), with Lev Pharmaceuticals, Inc., a Delaware corporation (“Lev”), and HAE Acquisition Corp. (“Merger Sub”), that provides for the acquisition of Lev by the Company by means of a merger (the “Merger”) of Merger Sub with and into Lev. As a result of the Merger, Lev will become a wholly owned subsidiary of the Company. The Merger Agreement provides that, upon consummation of the Merger, each share of common stock, par value $.01 per share, of Lev (“Lev Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (other than any shares of Common Stock owned by the Company or Lev or their wholly owned subsidiaries or as to which statutory appraisal rights are perfected) will be converted into the right to receive (i) that number of shares of common stock, par value $.002 per share (the “Company Common Stock”), of the Company equal to the quotient determined by dividing $0.50 by the Average Closing Price (the “Exchange Ratio”); provided, that, if the Average Price is less than $10.03, the Exchange Ratio will be 0.050 and if the Average Closing Price is greater than $15.68, the Exchange Ratio will be 0.032, (ii) $2.25 in cash, without interest, and (iii) a non-transferable contingent value right (“CVR”) that provides for contingent consideration of up to $1.00 per share. The contingent consideration may be paid on the achievement of certain regulatory and commercial milestones, as more fully described below. As used herein, “Average Closing Price” means the average daily closing price per share of the Company Common Stock on The Nasdaq Stock Market for the 20 consecutive trading days ending on (and including) the second trading day immediately prior to the effective time of the Merger.

The boards of directors of Lev and the Company have unanimously approved the Merger and the Merger Agreement. The Merger Agreement is subject to customary closing conditions and contains customary representations, warrants and covenants made by Lev and the Company. The Merger is conditioned upon (i) clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) absence of laws or orders of any governmental authority prohibiting the closing of the Merger or interfering with the Company’s ability to own Lev or requiring the Company to divest all or a material portion of Lev or the Company as a result of the Merger, (iii) adoption of the Merger Agreement by the affirmative vote of stockholders holding a majority of the outstanding shares of Lev Common Stock and (iv) other customary closing conditions.

The Merger Agreement provides that, during the period between the date of the Merger Agreement and the closing of the Merger, Lev will operate its business in the ordinary course. Additionally, during such period, Lev is restricted from taking certain actions without obtaining the prior consent of the Company (which may not be unreasonably withheld).

The Merger Agreement prohibits Lev from soliciting or encouraging competing acquisition proposals. However, Lev may, on the terms and subject to the conditions set forth in the Merger Agreement, provide information to, and negotiate with, a third party that makes an unsolicited acquisition proposal that Lev’s board of directors determines constitutes or would reasonably be expected to result in a “Superior Proposal” (as defined in the Merger Agreement).

The Merger Agreement contains certain termination rights for both the Company and Lev, including, among other things, the right of the Company to terminate the Merger Agreement upon the occurrence of certain regulatory actions related to Lev. Either party may also terminate the Merger Agreement if the Merger has not occurred on or prior to January 15, 2009 and the terminating party is not in breach of the Merger Agreement. The Merger Agreement provides that, upon termination of the Merger Agreement under specified circumstances, Lev will pay the Company a termination fee and/or reimbursement of reasonable, documented expenses.

The Company expects to incur substantial additional costs in connection with the Merger, including costs associated with severance payments, repayment of outstanding debt, advisors’ fees and other transaction-related expenses.

Contingent Value Rights Agreement

At the closing of the Merger, the Company, Lev and StockTrans, Inc. will enter into a Contingent Value Rights Agreement (the “CVR Agreement”), a form of which is attached to the Merger Agreement. The CVR Agreement sets forth the rights that former Lev stockholders will have with respect to each CVR to be held by them after the closing of the Merger. Each CVR provides former Lev stockholders with the right to receive up to two contingent payments of $0.50 each per share if Lev meets certain targets after the closing of the Merger. The first CVR payment of $0.50 per share would become payable when either (i) Lev’s leading product candidate for the prophylactic and acute treatment of hereditary angioedema (“HAE”), Cinryze™, is approved by the United States Food and Drug Administration (the “FDA”) for acute treatment of HAE and the FDA grants orphan exclusivity for Cinryze™ encompassing the acute treatment of HAE to the exclusion of all other human C1 inhibitor products or (ii) orphan exclusivity for the acute treatment of HAE has not become effective for any third party’s human C1 inhibitor product for two years from the later of the date of closing and the date that orphan exclusivity for Cinryze™ for the prophylaxis of HAE becomes effective. The second CVR payment of $0.50 per share would become payable when Cinryze™ reaches at least $600 million in cumulative net product sales within 10 years of closing. CVRs will not be transferable, except in the limited circumstances specified in the CVR Agreement.

Stockholder Voting Agreement

As an inducement to the Company and as a condition to the Company’s entering into the Merger Agreement, Judson Cooper, Lev’s Chairman of the Board of Directors and Executive Vice President, and Joshua D. Schein, Lev’s Chief Executive Officer (together, the “Stockholder Parties”), entered into a Stockholder Voting Agreement with the Company, dated July 15, 2008 (the “Voting Agreement”), whereby the Stockholder Parties agreed to vote all of the shares of Lev Common Stock currently beneficially owned by them or acquired by them after such date and prior to the date the Voting Agreement terminates in favor of approval of the adoption of the Merger Agreement and approval of the Merger and against any Alternative Transaction, including a Superior Proposal (each as defined in the Merger Agreement). The Stockholder Parties also granted the Company an irrevocable proxy granting the Company the right to vote such shares in accordance with the preceding sentence. The Voting Agreement limits the ability of the Stockholder Parties to sell or otherwise transfer the shares of Lev Common Stock beneficially owned by them. As of July 15, 2008, the Stockholder Parties owned an aggregate of approximately 32,766,917 shares of Lev Common Stock, representing, after the issuance of shares of Lev Common Stock to the Company (as described below), approximately 21.5% of the outstanding shares, and options to purchase approximately 6,054,900 shares of Lev Common Stock. The Voting Agreement terminates upon the earliest to occur of (i) the date of the effectiveness of the Merger, (ii) the date of the termination of the Merger Agreement in accordance with its terms, (iii) the date of any material modification or amendment of the Merger Agreement, including but not limited to, a modification of the consideration payable to stockholders of Lev pursuant to the Merger Agreement as in effect on the date of the execution of the Voting Agreement and (iv) notice from the Company.

Equity Investment

Concurrently with the execution of the Merger Agreement, the Company and Lev entered into a Securities Purchase Agreement (the “SPA”), relating to the sale of 9,661,836 shares (the “Shares”) of Lev Common Stock, representing approximately 6.3% of the outstanding shares, at a purchase price of $2.07 per share. The Shares were sold by Lev pursuant to Lev’s Registration Statement on Form S-3 (File No. 333-143196). The net offering proceeds to Lev are expected to be approximately $19,850,000 after deducting estimated expenses. The sale of the Shares was consummated on July 15, 2008.

The Company agreed, prior to the termination of the Merger Agreement, that at every stockholders meeting of Lev, the Company will vote the Shares, in proportion to the vote by the other stockholders of Lev, among other things, (i) in favor of approval of the merger, the merger agreement and the other transactions contemplated thereby (collectively, the “Proposed Transaction”) and (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the Proposed Transaction. This limitation will not apply to any person that the Company transfers any of the Shares to, other than an affiliate of the Company.

Under the SPA, Lev covenants to use the net proceeds from the sale of the Shares solely for the research, development and commercialization of Cinryze™, including but not limited to: (i) building inventory for the potential launch of Cinryze™ for the treatment of HAE in the United States; (ii) obtaining approval for Cinryze™; (iii) independently commercializing Cinryze™ for the treatment of HAE in the United States; (iv) conducting research and development activities of Cinryze™ for HAE, including clinical trials; (v) opening and operating plasma centers; (vi) developing and implementing related marketing plans; and (vii) related payroll, travel, entertainment, education and other related expenses and corporate overhead. This covenant terminates upon the earlier of the termination of the Merger Agreement or the consummation of the Merger.

Orderly Sale Agreement

At the closing of the Merger, the Company and the Stockholder Parties will enter into an Orderly Sale Agreement (the “Orderly Sale Agreement”), a form of which is attached to the Merger Agreement. The Orderly Sale Agreement restricts the Stockholder Parties from selling or otherwise transferring more than 25% of the shares of Company Common Stock received by them in the Merger during any one-month period. The Orderly Sale Agreement will terminate with respect to a Stockholder Party on the date that is six months after the effective date of the Merger or, if earlier, the date that such Stockholder Party no longer beneficially owns any Company Common Stock.

The foregoing summary of the Merger Agreement, the Voting Agreement, the Securities Purchase Agreement, the Orderly Sale Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and is qualified in its entirety by, the Merger Agreement, which is Exhibit 2.1 hereto, the form of CVR Agreement, which is Exhibit 10.1 hereto, the Voting Agreement, which is Exhibit 10.2 hereto, the Securities Purchase Agreement, which is Exhibit 10.3, and the form of Orderly Sale Agreement, which is Exhibit 10.4. These agreements are incorporated by reference into this Current Report on Form 8-K.

The Merger Agreement, the CVR Agreement, the Voting Agreement, the Securities Purchase Agreement and the Orderly Sale Agreement have been filed to provide investors and security holders with information regarding their respective terms. These agreements are not intended to provide any other factual information about the Company or Lev. The Merger Agreement, the CVR Agreement, the Voting Agreement, the Securities Purchase Agreement and the Orderly Sale Agreement contain representations and warranties that the parties thereto made to and solely for the benefit of each other, and such representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in the representations and warranties in the Merger Agreement are qualified by information in confidential disclosure schedules that the Company and Lev delivered in connection with the execution of the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, the CVR Agreement, the Voting Agreement, the Securities Purchase Agreement and the Orderly Sale Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Additional Information About this Transaction

In connection with the proposed merger, the Company will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Lev that also constitutes a prospectus of the Company. Lev will mail the proxy statement/prospectus to its stockholders. The Company and Lev urge investors and security holders to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information.

You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from the Company’s website (www.viropharma.com) under the tab “Investors” and then under the item “SEC Filings”. You may also obtain these documents, free of charge, from Lev’s website (www.levpharma.com) under the tab “Investor Relations” and then under the heading “SEC Filings.”

Proxy Solicitation

The Company, Lev and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Lev stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Lev stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about the Company’s executive officers and directors in its definitive proxy statement filed with the SEC on April 11, 2008. You can find information about Lev’s executive officers and directors in definitive proxy statement filed with the SEC on April 16, 2008. You can obtain free copies of these documents from the Company and Lev.

Item 7.01.	Regulation FD Disclosure.

The Company held an investor conference call on July 15, 2008. A transcript from the investor conference call is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are attached to this Form 8-K:

(d)	Exhibit No.	Description
	2.1	Agreement and Plan of Merger, dated as of July 15, 2008, by and among ViroPharma Incorporated, HAE Acquisition Corp., and Lev Pharmaceuticals, Inc.

	10.1	Form of Contingent Value Rights Agreement, by and among ViroPharma Incorporated, Lev Pharmaceuticals, Inc. and StockTrans, Inc.

	10.2	Stockholder Voting Agreement, dated as of July 15, 2008, by and among ViroPharma Incorporated, Judson Cooper and Joshua Schein.

	10.3	Securities Purchase Agreement, dated as of July 15, 2008, by and among ViroPharma Incorporated and Lev Pharmaceuticals, Inc.

	10.4	Form of Orderly Sale Agreement, by and among ViroPharma Incorporated, Lev Pharmaceuticals, Inc., Judson Cooper and Joshua Schein.

	99.1	Transcript from Investor Conference Call held on July 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: July 18, 2008	By:	/s/ J. Peter Wolf
J. Peter Wolf
Vice President, General Counsel and Secretary

Index of Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of July 15, 2008, by and among ViroPharma Incorporated, HAE Acquisition Corp., and Lev Pharmaceuticals, Inc.

10.1	Form of Contingent Value Rights Agreement, by and among ViroPharma Incorporated, Lev Pharmaceuticals, Inc. and StockTrans, Inc.

10.2	Stockholder Voting Agreement by, dated as of July 15, 2008, and among ViroPharma Incorporated, Judson Cooper and Joshua Schein.

10.3	Securities Purchase Agreement, dated as of July 15, 2008, by and among ViroPharma Incorporated and Lev Pharmaceuticals, Inc.

10.4	Form of Orderly Sale Agreement, by and among ViroPharma Incorporated, Lev Pharmaceuticals, Inc., Judson Cooper and Joshua Schein.

99.1	Transcript from Investor Conference Call held on July 15, 2008.